                            SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                                  OrCAD, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:


     2.   Aggregate number of securities to which transaction applies:


     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     4.   Proposed maximum aggregate value of transaction:


     5.   Total fee paid:


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement, or the Form or Schedule and the date of its filing.

     1.   Amount previously paid:

     2.   Form, Schedule or Registration Statement No.:

     3.   Filing Party:

     4.   Date Filed:

December 15, 1997



Dear OrCAD Stockholder:

At the December 30, 1997 OrCAD Special Meeting of Stockholders, our stockholders are being asked to consider and vote upon the issuance of shares of OrCAD's common stock to the shareholders and optionholders of MicroSim Corporation in connection with an Agreement and Plan of Merger dated as of October 13, 1997, which provides for the merger of a subsidiary of OrCAD with MicroSim, all, as described in the accompanying Joint Proxy Statement/Prospectus.

OrCAD would very much like to consummate the merger with MicroSim by December 31, 1997. To do so, we need a quorum present in person or by proxy at the Special Meeting of Stockholders on December 30, 1997, and the affirmative vote of a majority of the total votes cast. Because of the short amount of time until the Special Meeting of Stockholders, we strongly encourage you to complete, sign, date and FAX your proxy cards to Allen Nelson & Co., our proxy solicitation company. ALLEN NELSON & CO.'S FAX NUMBER IS (206) 938-2072.

OrCAD's Board of Directors recommends a vote FOR approval of the merger. Your prompt consideration is greatly appreciated.

Sincerely,

/s/ Michael F. Bosworth

Michael F. Bosworth
Chairman of the Board,
President and Chief Executive Officer

December 15, 1997



Dear OrCAD Stockholder:

At the December 30, 1997 OrCAD Special Meeting of Stockholders, our stockholders are being asked to consider and vote upon the issuance of shares of OrCAD's common stock to the shareholders and optionholders of MicroSim Corporation in connection with an Agreement and Plan of Merger dated as of October 13, 1997, which provides for the merger of a subsidiary of OrCAD with MicroSim, all as described in the accompanying Joint Proxy Statement/Prospectus.

OrCAD would very much like to consummate the merger with MicroSim by December 31, 1997. To do so, we need a quorum present in person or by proxy at the Special Meeting of Stockholders on December 30, 1997, and the affirmative vote of a majority of the total votes cast. Because of the short amount of time until the Special Meeting of Stockholders, we strongly encourage our stockholders to vote telephonically. This will reduce the amount of time needed to collect proxy votes.

There is an account number and a control number on the face of the enclosed proxy card, as well as an "800" telephone number. We request that as an OrCAD stockholder, you call the "800" number, input your account number and control number, which are verified, and then input your vote.

OrCAD's Board of Directors recommends a vote FOR approval of the merger. Your prompt consideration is greatly appreciated.

Sincerely,

/s/ Michael F. Bosworth

Michael F. Bosworth
Chairman of the Board,
President and Chief Executive Officer